UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                             ________________


                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                             ________________


    Date of Report (DATE OF EARLIEST EVENT REPORTED)  December 22, 1999


               ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     Colorado                  0-17325              58-2429712
  (STATE  OR OTHER        (COMMISSION FILE        (IRS EMPLOYER
   JURISDICTION                NUMBER)            IDENTIFICATION
 OF INCORPORATION)                                      NO.)



16101 LaGrande Drive, Suite 100
     Little Rock, Arkansas                                  72223
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



                              (501) 821-2222
           (REGISTRANT=S TELEPHONE NUMBER, INCLUDING AREA CODE)

          ITEM 5. OTHER EVENTS.

     Following the change in control of the Company reported on its Current Report on Form 8-K filed on August 23, 1999, new management and the new board of directors have been required to expend significant Company resources to settle claims and expenses arising out of the conduct of prior management. In addition, the Company faces additional unresolved claims and disputes, including suits seeking recovery in excess of $1 million brought by prior management for back salary and disputes with third parties regarding the Company's rights to proceed under its offshore petroleum development joint venture ("STPETRO") with the Democratic Republic of Sao Tome and Principe (the "DRSTP"). The Company's only significant assets are its rights in STPETRO and under related agreements with the DRSTP and third parties, and its present operations are solely related to its activities with respect to STPETRO. The DRSTP has recently attempted to terminate the agreements with the Company relating to STPETRO. The Company intends to dispute the termination and has, under the terms of such agreements, requested the appointment of an independent arbitrator by the International Chamber of Commerce in Paris.

    The Company presently has no revenue and nominal cash on hand. The Company is therefore unable to pay professional fees and other expenses required for the preparation of audited financial statements and its Annual Report on Form 10-K for the fiscal year ended September 30, 1999, which is
required to be filed by December 29, 1999.   The Company has a working
capital line of credit (the "Line of Credit") with TC Hydro Carbon, Inc. ("TC Hydro Carbon"), under which it has drawn in excess of $2,000,000 to settle existing claims and fund the ongoing operations of the Company. The Company is in default under the Line of Credit. TC Hydro Carbon is under no obligation to advance the Company additional funds under the Line of Credit, and as a result of the ongoing default has indicated that it is currently unwilling to make any such advances. The board of directors of the Company has determined that attempting to borrow additional funds from TC Hydro Carbon or any other party in order to prepare the Company's audited financial statements, given the present inability of the Company to repay amounts already borrowed, is not in the Company's best interests.

     Following the change in control of the Company, the new management and new board of directors of the Company have discovered that financial records of the Company for periods prior to the change in control are, in many cases, incomplete and inaccurate. As a result, new management has had difficulty reconstructing the financial history of the Company and currently is not confident that the available records would afford the Company's auditors with sufficient, competent evidential information to complete the audit and render an opinion.

     As a result of the foregoing, the Company will be unable to file its Annual Report on Form 10-K in a timely manner and is unable to predict when it will be in a position to file. There is no assurance that the SEC will not take enforcement action against the Company for failure to comply with its reporting obligations. The Company's failure to fulfill its filing requirements will also result in its stock becoming ineligible for quotation on the OTC Bulletin Board or for resale under Rule 144.

     Based upon information available to it that the Company believes to be reliable, the Company incurred net operating losses of approximately $5.1 million during the first nine months of the fiscal year ended September 30, 1999. In addition, the Company believes that it also incurred significant additional operating losses for the last quarter of such fiscal year.

     The Company's liabilities presently outweigh its assets, and the Company believes that if it were to obtain an audit opinion such opinion would contain a "going concern" modification. The Company's audited financial statements for the fiscal year ended September 30, 1998 also contained such a modification.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ENVIRONMENTAL REMEDIATION HOLDING
                              CORPORATION


                              By: /S/  GEOFFREY TIRMAN
                                       Geoffrey Tirman
                                       President and Chief Executive Officer



Date: December 22, 1999